UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2011

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2011, the Board of Directors of Xerium Technologies, Inc. (the “Company”) elected David A. Bloss, Sr. to serve as a director, effective immediately, and appointed him to serve on the Company’s Audit Committee and Nominating and Governance Committee.

There is no arrangement or understanding between Mr. Bloss and any other persons pursuant to which he was elected as a director, and Mr. Bloss is not, has not been, and is not currently proposed to be, a participant in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Bloss will be compensated in accordance with the Company’s policy for compensation of non-management directors. Among other things, this policy provides that he will receive an annual retainer of $112,000, paid quarterly, of which 50% will be paid in the form of deferred stock units, and the remainder may be paid in deferred stock units or in cash at his election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: April 25, 2011	By:	/s/ Clifford E. Pietrafitta
	Name:	Clifford E. Pietrafitta
	Title:	Executive Vice President and CFO